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                                                                 EXHIBIT 23.2

                   Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-06467) of WesBanco, Inc. of our report dated January 25, 1996, except as to Note 2, the pooling of interest with Bank of Weirton, which is as of August 30, 1996, included as Exhibit 99.1 in WesBanco, Inc's Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 11, 1998